Exhibit 5.1

August 6, 2025

American Water Works Company, Inc.

1 Water Street

Camden, New Jersey 08102

Ladies and Gentlemen:

We have acted as counsel to American Water Works Company, Inc., a Delaware corporation (the “Company”), in connection with the offering of 7,042,254 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”).

We have participated in the preparation of or reviewed (1) the Registration Statement on Form S-3 (Registration No. 333-277166) (the “Registration Statement”), which Registration Statement was filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); (2) the prospectus dated February 20, 2024 (the “Base Prospectus”), forming a part of the Registration Statement, as supplemented by a prospectus supplement dated August 4, 2025 (the “Prospectus Supplement”) relating to the Common Stock, both such prospectus and prospectus supplement filed pursuant to Rule 424(b) under the Securities Act; (3) the Underwriting Agreement, dated August 4, 2025 (the “Underwriting Agreement”), by and among the Company, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as the representatives of the underwriters named therein, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as the forward sellers, and Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, and Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent), as the forward purchasers (the “Forward Purchasers”); (4) the “Forward Sale Agreements” meaning (i) the forward sale agreement, dated August 4, 2025, by and between the Company and Wells Fargo Bank, National Association, (ii) the forward sale agreement, dated August 4, 2025, by and among the Company and JPMorgan Chase Bank, National Association, and (iii) the forward sale agreement, dated August 4, 2025, by and among the Company and Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent); (5) the restated certificate of incorporation of the Company; (6) the amended and restated bylaws of the Company; and (7) such other corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that any shares of Common Stock that may be issued and delivered to the relevant Forward Purchaser by the Company pursuant to such relevant Forward Sale Agreement, when issued and delivered by the Company against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable.

Morgan, Lewis & Bockius LLP

101 Park Avenue New York, NY 10178-0060 United States	+1.215.309.6000 +1.215.309.6001

American Water Works Company, Inc.

August 6, 2025

In rendering the foregoing opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus Supplement, to the references to us in the Registration Statement, including under the heading “Legal Matters” in the Base Prospectus, and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about the date hereof, which will be incorporated by reference in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States insofar as they bear on matters covered hereby.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP